UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2004

WELLCARE HEALTH PLANS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32209	47-0937650
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6800 North Dale Mabry Highway, Suite 268
Tampa, Florida	33614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

WellCare Group, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On July 6, 2004, WellCare Group, Inc. (the “Company”) changed its name to “WellCare Health Plans, Inc.” The name change was effected upon the merger of WellCare Holdings, LLC with and into the Company prior to the closing of the initial public offering of the Company’s common stock, as described in the Company’s Registration Statement on Form S-1, as amended, with respect to such offering. The Company’s “WCG” New York Stock Exchange ticker symbol remains the same.

     On July 7, 2004, the Company issued a press release announcing the closing of its initial public offering and the corporate name change. A copy of such press release is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLCARE HEALTH PLANS, INC.

Dated: July 13, 2004	By:	/s/ Todd S. Farha

Todd S. Farha, Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release issued by the Company on July 7, 2004.